Centennial Resource Development Announces First Quarter 2019 Financial and Operational Results
DENVER, May 6, 2019 (GLOBE NEWSWIRE) - Centennial Resource Development, Inc. (“Centennial” or the “Company”) (NASDAQ: CDEV) today announced financial and operational results for the first quarter 2019.
Financial and Operational Highlights:

•	Increased daily oil and equivalent production volumes 28% and 33% year-over-year, respectively

•	Completed twenty gross wells, with approximately half placed on production in March

•	Announced strong well results from multiple intervals in the Northern and Southern Delaware Basins

•	Reported successful Third Bone Spring Sand step-out well in Reeves County, Texas

•	Demonstrated cost discipline with unit costs at or below the low-end of guidance

•	Maintained conservative balance sheet and strong liquidity
Financial Results
For the first quarter, Centennial reported a net loss of $8.1 million, or $0.03 per diluted share. This includes a $31.3 million non-cash impairment charge to non-core undeveloped leasehold. First quarter results compare to net income of $66.1 million, or $0.25 per diluted share, in the prior year period.
Average daily crude oil production increased 28% to 40,508 barrels of oil per day (“Bbls/d”) compared to the prior year period. Average daily total equivalent production increased 33% year-over-year or 3.5% quarter-over-quarter.
“Centennial’s six-rig drilling program delivered a very strong operational quarter. We posted some remarkable well results, maintained unit cost control and brought all production to sales through firm transportation and sales agreements we have in place,” said Mark G. Papa, Chairman and Chief Executive Officer. “Centennial remains on-track to deliver on its 2019 goals with a focus on maintaining a strong balance sheet.”
Operational Update
Centennial ran an active five-rig drilling program in the Southern Delaware Basin. In Reeves County, Texas, the Doc Martens Unit U03H, U09H and U16H (98% WI) wells were drilled using 660-foot spacing in the Upper Wolfcamp A with average 7,600-foot effective laterals. The wells averaged 1,775 barrels of oil equivalent per day (“Boe/d”) (81% oil) for the initial 30-day production period. The three-well pad delivered an average initial 30-day production rate of 190 Bbls/d of oil per 1,000 foot of lateral per well.
“The impressive results from the three Doc Martens wells validate our strategy of making small, tactical acquisitions,” said Papa. “We added 2,100 net acres in late 2018 that directly offset these wells and plan further drilling activity on this acreage later this year.”
On the Company’s Miramar acreage , the Strong Fundamental A T45H (99% WI) was completed in the Third Bone Spring Sand interval with an approximate 9,100-foot effective lateral and delivered an initial 30-day production rate of 2,405 Boe/d (59% oil). The well produced an initial 30-day oil rate of 157 Bbls/d per 1,000 foot of lateral.

“With this positive test, our technical team has successfully expanded the fairway of the Third Bone Spring Sand to the northwest. The Strong Fundamental provides us greater confidence in this interval on our Miramar position,” said Papa. “We will continue to develop the Third Bone Spring Sand throughout the year and, where possible, will co-develop with the Upper Wolfcamp A, enhancing the overall economics of the position.”
In Lea County, New Mexico, the Airstream 24 State Com 502H (78% WI) was completed targeting the Second Bone Spring interval with an approximate 10,000-foot effective lateral. The well achieved an initial 90-day production rate of 1,869 Boe/d (83% oil) and averaged 155 Bbls/d of oil per 1,000 foot of lateral, producing over 136,000 cumulative barrels of oil during this period.
“The Airstream represents one of the top producing Second Bone Spring wells in the area and immediately follows the Pirate State 301H, one of the best First Bone Spring wells ever drilled in New Mexico. These results combined with our ongoing execution in the Northern Delaware Basin confirm the quality of our position and our technical expertise. We now rank top among our mid-cap peers in terms of well productivity,” said Papa.
Total capital expenditures incurred for the quarter were $245.2 million. During the first quarter, drilling and completion capital expenditures incurred were $188.4 million. Centennial’s facilities, infrastructure and other totaled $45.6 million for the quarter, which included accelerated spending to accommodate wells to be brought on production later in the year. An additional $11.2 million was spent on land opportunities consistent with other tactical acreage additions made in 2018.
“Our team continues to drive efficiencies across our operations. Through reduced drilling days and the completion of additional stages per day, we completed more wells than expected during the quarter,” said Papa. “Notably, with approximately half of our first quarter completions coming online during March, the production impact from these wells was only minimal during the quarter. This is a solid start to the year, and we remain on-track to hit our full-year capital expenditure guidance.”
Capital Structure and Liquidity
As of March 31, 2019, Centennial had $89 million in cash on hand and $900 million of long-term debt. During the first quarter 2019, Centennial strengthened its liquidity position by issuing $500 million of 6.875% senior notes due in 2027. Net proceeds from the offering were used to fully repay borrowings under the Company’s credit facility and pre-fund capital expenditures. Additionally, upon completion of its spring borrowing base redetermination process, Centennial’s borrowing base increased by 20% to $1.2 billion from $1.0 billion previously. Centennial’s total liquidity was $889 million, based on $800 million of elected commitments under its revolving credit facility and letters of credit outstanding as of March 31, 2019.
Quarterly Report on Form 10-Q
Centennial’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three months ended March 31, 2019, which is expected be filed with the U.S. Securities and Exchange Commission (“SEC”) on May 6, 2019.
Conference Call and Webcast
Centennial will host an investor conference call on Tuesday, May 7, 2019 at 8:00 a.m. Mountain (10:00 a.m. Eastern) to discuss first quarter 2019 operating and financial results. Interested parties may join the webcast by visiting Centennial’s website at www.cdevinc.com and clicking on the webcast link or by dialing (800) 789-3525, or (442) 268-1041 for international calls, Conference ID: 8788493 at least 15 minutes prior to the start of the call. A replay of the call will be available on Centennial’s website or by phone at (855) 859-2056 Conference ID: 8788493 for a 14-day period following the call.

About Centennial Resource Development, Inc.
Centennial Resource Development, Inc. is an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated exclusively in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” "may", “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” “goal”, “plan”, “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements may include statements about:

•	our business strategy and future drilling plans;

•	our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;

•	our drilling prospects, inventories, projects and programs;

•	our financial strategy, liquidity and capital required for our development program;

•	our realized oil, natural gas and NGL prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our hedging strategy and results;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	the marketing and transportation of our oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our anticipated rate of return;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results;

•	our plans, objectives, expectations and intentions contained in this press release that are not historical; and

•
the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the SEC.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Contact:
Hays Mabry
Director, Investor Relations
(832) 240-3265
ir@cdevinc.com
SOURCE Centennial Resource Development, Inc.

Centennial Resource Development, Inc.
Operating Highlights

	For the Three Months Ended March 31,		Increase/(Decrease)
	2019	2018	$	%
Net operating revenues (in thousands):
Oil sales	$175,554	$174,841	$713	—%
Natural gas sales	12,497	18,580	(6,083)	(33)%
NGL sales	26,518	22,477	4,041	18%
Oil and gas sales	$214,569	$215,898	$(1,329)	(1)%

Average sales prices:
Oil (per Bbl)	$48.15	$61.53	$(13.38)	(22)%
Effect of derivative settlements on average price (per Bbl)	(0.22)	(0.09)	(0.13)	(144)%
Oil net of hedging (per Bbl)	$47.93	$61.44	$(13.51)	(22)%

Average NYMEX price for oil (per Bbl)	$54.90	$62.91	$(8.01)	(13)%
Oil differential from NYMEX	(6.75)	(1.38)	(5.37)	(389)%

Natural gas (per Mcf)	$1.39	$2.42	$(1.03)	(43)%
Effect of derivative settlements on average price (per Mcf)	0.05	(0.01)	0.06	600%
Natural gas net of hedging (per Mcf)	$1.44	$2.41	$(0.97)	(40)%

Average NYMEX price for natural gas (per Mcf)	$2.88	$3.08	$(0.20)	(6)%
Natural gas differential from NYMEX	(1.49)	(0.66)	(0.83)	(126)%

NGL (per Bbl)	$19.74	$30.21	$(10.47)	(35)%

Net production:
Oil (MBbls)	3,646	2,842	804	28%
Natural gas (MMcf)	8,964	7,683	1,281	17%
NGL (MBbls)	1,343	744	599	81%
Total (MBoe)(1)	6,483	4,866	1,617	33%

Average daily net production volume:
Oil (Bbls/d)	40,508	31,753	8,755	28%
Natural gas (Mcf/d)	99,596	85,372	14,224	17%
NGL (Bbls/d)	14,927	8,267	6,660	81%
Total (Boe/d)(1)	72,035	54,069	17,966	33%

(1)	Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil.

Centennial Resource Development, Inc.
Operating Expenses

	For the Three Months Ended March 31,		Increase/(Decrease)
	2019	2018	$	%
Operating costs (in thousands):
Lease operating expenses	$29,862	$16,276	$13,586	83%
Severance and ad valorem taxes	16,120	14,173	1,947	14%
Gathering, processing and transportation expenses	15,024	13,828	1,196	9%
Operating costs per Boe:
Lease operating expenses	$4.61	$3.34	$1.27	38%
Severance and ad valorem taxes	2.49	2.91	(0.42)	(14)%
Gathering, processing and transportation expenses	2.32	2.84	(0.52)	(18)%

Centennial Resource Development, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Operating revenues
Oil and gas sales	$214,569	$215,898
Operating expenses
Lease operating expenses	29,862	16,276
Severance and ad valorem taxes	16,120	14,173
Gathering, processing and transportation expenses	15,024	13,828
Depreciation, depletion and amortization	96,558	66,010
Impairment and abandonment expense	31,264	—
Exploration expense	2,516	3,447
General and administrative expenses	18,118	14,297
Total operating expenses	209,462	128,031

Income from operations	5,107	87,867

Other income (expense)
Gain (loss) on sale of oil and natural gas properties	(2)	15
Interest expense	(10,160)	(5,813)
Net gain (loss) on derivative instruments	(5,871)	7,843
Other income (expense)	126	(3)
Total other income (expense)	(15,907)	2,042

Income (loss) before income taxes	(10,800)	89,909
Income tax benefit (expense)	2,263	(19,137)
Net income (loss)	(8,537)	70,772
Less: Net income (loss) attributable to noncontrolling interest	(425)	4,682
Net income (loss) attributable to Class A Common Stock	$(8,112)	$66,090

Income (loss) per share of Class A Common Stock:
Basic	$(0.03)	$0.25
Diluted	$(0.03)	$0.25

Non-GAAP Financial Measure
Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, exploration costs, impairment and abandonment expenses, non-cash gains or losses on derivatives, non-cash stock-based compensation and gains and losses from the sale of assets. Adjusted EBITDAX is not a measure of net income as determined by generally accepted accounting principles (“GAAP”).
Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table presents a reconciliation of Adjusted EBITDAX to net income, our most directly comparable financial measure calculated and presented in accordance with GAAP:

	For the Three Months Ended March 31,
(in thousands)	2019	2018
Adjusted EBITDAX reconciliation to net income:
Net income (loss) attributable to Class A Common Stock	$(8,112)	$66,090
Net income (loss) attributable to noncontrolling interest	(425)	4,682
Interest expense	10,160	5,813
Income tax (benefit) expense	(2,263)	19,137
Depreciation, depletion and amortization	96,558	66,010
Impairment and abandonment expenses	31,264	—
Non-cash derivative loss (gain)	5,494	(7,482)
Stock-based compensation expense	5,884	3,952
Exploration expense	2,516	3,447
(Gain) loss on sale of oil and natural gas properties	2	(15)
Adjusted EBITDAX	$141,078	$161,634

The following table summarizes the approximate volumes and average contract prices of swap contracts the Company had in place as of March 31, 2019:

	Period	Volume (Bbls)	Volume (Bbls/d)	Weighted Average Differential ($/Bbl)(1)
Crude oil basis swaps	April 2019 - June 2019	91,000	1,000	$(10.00)
	July 2019 - September 2019	1,380,000	15,000	(9.03)
	October 2019 - December 2019	920,000	10,000	(4.24)

(1)	These oil basis swap transactions are settled based on the difference between the arithmetic average of the ARGUS MIDLAND WTI and ARGUS WTI CUSHING indices, during each applicable settlement period.

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Weighted Average Fixed Price ($/MMBtu)(1)
Natural Gas Swaps - Henry Hub	April 2019 - December 2019	8,250,000	30,000	$2.78
Natural Gas Swaps - West Texas WAHA	April 2019 - December 2019	4,125,000	15,000	1.61

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Weighted Average Differential ($/MMBtu)(2)
Natural gas basis swaps	April 2019 - December 2019	9,625,000	35,000	$(1.31)

(1)
These natural gas swap contracts are settled based on either i) the NYMEX Henry Hub price or ii) the Inside FERC West Texas WAHA price of natural gas, as applicable, as of the specified settlement date.

(2)	These natural gas basis swap contracts are settled based on the difference between the Inside FERC’s West Texas WAHA price and the NYMEX price of natural gas during each applicable settlement period.